Exhibit 10.58

AMENDMENT NUMBER 4 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 4 TO LOAN DOCUMENTS (this “Fourth Amendment”), is entered into as of April 14, 2009, by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated August 20, 2008 (the “First Amendment”), that certain Amendment Number 2 to Loan Documents, dated February 12, 2009 (the “Second Amendment”), and that certain Forbearance Agreement and Amendment Number 3 to Loan Documents, dated March 20, 2009 (as amended that certain Amendment to Forbearance Agreement and Amendment Number 3 to Loan Documents, dated April 9, 2009, the “Third Amendment”) (as further amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 7 of the Third Amendment, on or prior to April 15, 2009, the parties to the Credit Agreement agreed to enter into an amendment to the Credit Agreement to amend the financial covenants set forth in Sections 6.16(a), (b), and (c) of the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.                                       DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.                                       WAIVER OF DEFAULTS.  Pursuant to Section 14.2 of the Credit Agreement, Agent and Required Lenders hereby waive any claims of breach or default arising out of or relating to the initial occurrence of the Specified Defaults (as defined in the Third Amendment) and the continuation of such Specified Defaults (as defined in the Third Amendment) through the Fourth Amendment Effective Date. Agent and the Required Lenders further acknowledge that no acceleration of any Obligations or termination of any Commitments under the Credit Agreement shall be triggered by the initial occurrence of the Specified Defaults (as defined in the Third Amendment) and the continuation of such Specified Defaults (as defined in the Third Amendment) through the Fourth Amendment Effective Date.

3.                                       AMENDMENT TO CREDIT AGREEMENT.

(a)                                  Schedule 1.1 of the Credit Agreement is amended by the addition or amendment and restatement, as applicable, of the following definitions:

“Additional Unfinanced Capital Expenditures Amount” has the meaning specified therefor in Section 6.16(f).

“Debt Service Coverage Ratio” means, for any period, the ratio of (i) EBITDA less cash taxes less Unfinanced Capital Expenditures to (ii) cash Interest Expense, plus payments of principal actually made or scheduled to be made with respect to Indebtedness (including principal payments on the Term Loans under the Agreement), plus dividends and distributions.

“Fourth Amendment” means that certain Amendment Number 4 to Loan Documents, dated as of April 14, 2009, by and among Borrowers, Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Fourth Amendment has been satisfied.

“Leverage Ratio” means, with respect to Borrowers for any date of calculation, the ratio of (i) all of the Obligations of Borrowers under the Agreement to (ii) the Combined Capital Base less net intangible assets (including goodwill) as reported on Borrowers’ consolidated balance sheet as of the date such calculation is made.

“Liquidity” means, with respect to Borrowers for any date of calculation, the sum of (i) all Cash and Cash Equivalents, and (ii) unused but available Advances calculated by the Revolver Borrowing Base, minus (iii) any accounts payables aged more than 30 days past due date.

“Unfinanced Capital Expenditures” means Capital Expenditures paid in cash (other than cash that constitutes the proceeds of Purchase Money Indebtedness).

(b)                                 A new Section 5.22 to the Credit Agreement is hereby added as follows:

“5.22      Additional Capital.  On or prior to September 30, 2009, Borrowers shall provide evidence to Agent that Borrowers shall have received a minimum of $2,000,000 (Two Million Dollars) in Net Cash Proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) from the sale of Borrowers’ Stock.  Notwithstanding anything to the contrary contained herein, including but not limited to the provisions of Section 2.4(c) of this Agreement, Borrower shall apply a portion of such Net Cash Proceeds to pay down a portion of the Obligations, which payments shall be applied according to the terms of this Agreement, based on the following schedule:

(a)           With respect to the first $2,000,000 of Net Cash Proceeds, $500,000 shall be applied to the Obligations;

(b)           With respect to the next $1,000,000 of Net Cash Proceeds (i.e., between $2,000,001 and $3,000,000), fifty percent (50%) of such Net Cash Proceeds shall be applied to the Obligations; and

(c)           With respect to the amount of Net Cash Proceeds in excess of the first $3,000,000, thirty percent (30%) of such Net Cash Proceeds shall be applied to the Obligations.”

(c)                                  Section 6.16 of the Credit Agreement is amended and restated as follows:

“6.16       Financial Covenants.

(a)                                  Minimum EBITDA.  Fail to achieve EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto; provided, however that any EBITDA in excess of the amounts required in any given quarter may be used to satisfy future minimum EBITDA quarterly requirements and provided, further, that such excess shall not be applied to any quarter more than twelve (12) months following the end of the quarter as to which such excess existed:

Applicable Period	Minimum Amount
For Borrowers’ fiscal quarter ending in March 2009	$1,188,000
For Borrowers’ fiscal quarter ending in June 2009	$589,000
For Borrowers’ fiscal quarter ending in September 2009	$1,562,000
For Borrowers’ fiscal quarter ending in December 2009	$1,060,000
For Borrowers’ fiscal quarter ending in March 2010	$1,490,000
For Borrowers’ fiscal quarter ending in June 2010	$1,686,000
For Borrowers’ fiscal quarter ending in September 2010	$1,632,000
For Borrowers’ fiscal quarter ending in December 2010	$1,909,000

(b)                                 Debt Service Coverage Ratio.  Fail to achieve a Debt Service Coverage Ratio, measured quarterly at the end of each calendar quarter, of not less than the amount set forth in the following table for the applicable period set forth opposite thereto or 1.10:1.00, whichever is less; provided, however, that (i) any EBITDA in excess of the amounts required in any given quarter may be used to satisfy future Debt Service Coverage Ratio requirements and provided, further, that such excess shall not be applied to any quarter more than twelve (12) months following the end of the quarter as to which such excess existed and (ii) any Additional Unfinanced Capital Expenditure Amount may be used to satisfy future Debt Service Coverage Ratio requirements and provided, further, that such amount shall not be applied to any quarter more than six (6) months following the end of the quarter as to which such Additional Unfinanced Capital Expenditures Amount was created:

Applicable Period	Minimum Ratio
For Borrowers’ fiscal quarter ending in March 2009	0.72:1.00
For Borrowers’ fiscal quarter ending in June 2009	0.03:1.00
For Borrowers’ fiscal quarter ending in September 2009	1.00:1.00
For Borrowers’ fiscal quarter ending in December 2009	0.52:1.00
For Borrowers’ fiscal quarter ending in March 2010	0.55:1.00
For Borrowers’ fiscal quarter ending in June 2010	0.66:1.00
For Borrowers’ fiscal quarter ending in September 2010	0.83:1.00
For Borrowers’ fiscal quarter ending in December 2010	0.23:1.00

(c)                                  Maximum Leverage Ratio.  Fail to achieve a Leverage Ratio, measured quarterly at the end of each calendar quarter, of not greater than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Maximum Ratio
For Borrowers’ fiscal quarter ending in March 2009	11.13:1.00
For Borrowers’ fiscal quarter ending in June 2009	13.59:1.00
For Borrowers’ fiscal quarter ending in September 2009	7.29:1.00
For Borrowers’ fiscal quarter ending in December 2009	7.20:1.00
For Borrowers’ fiscal quarter ending in March 2010	6.26:1.00
For Borrowers’ fiscal quarter ending in June 2010	5.17:1.00
For Borrowers’ fiscal quarter ending in September 2010	4.46:1.00
For Borrowers’ fiscal quarter ending in December 2010	3.60:1.00

(d)                                 Minimum Liquidity.  Fail to achieve a minimum Liquidity, measured quarterly at the end of each calendar quarter, of not less than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Minimum Amount
For Borrowers’ fiscal quarter ending in March 2009	$3,400,000
For Borrowers’ fiscal quarter ending in June 2009	$4,200,000
For Borrowers’ fiscal quarter ending in September 2009	$5,200,000
For Borrowers’ fiscal quarter ending in December 2009	$4,000,000
For Borrowers’ fiscal quarter ending in March 2010	$4,600,000
For Borrowers’ fiscal quarter ending in June 2010	$4,200,000
For Borrowers’ fiscal quarter ending in September 2010	$5,500,000
For Borrowers’ fiscal quarter ending in December 2010	$3,800,000

(e)                                  Capital Expenditures. The aggregate of all Capital Expenditures (for Borrowers and their Subsidiaries) shall not be more than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Maximum Amount
For Borrowers’ fiscal year ending in December 31, 2009	$600,000
For Borrowers’ fiscal year ending in December 31, 2010	$1,800,000

(f)                                    Unfinanced Capital Expenditures. The amount of Unfinanced Capital Expenditures (for Borrowers and their subsidiaries) in any fiscal quarter shall not be in excess of $62,500; provided, however, that if in any fiscal quarter the amount of Unfinanced Capital Expenditures (for Borrowers and their subsidiaries) is less than $62,500, then the difference between such amount and $62,500 (the “Additional Unfinanced Capital Expenditures Amount”), may be used by Borrowers to increase the maximum Unfinanced Capital Expenditures (for Borrowers and their subsidiaries) to an amount equal to $62,500 plus the Additional Unfinanced Capital Expenditures Amount in any future quarter and provided, further, that such Additional Unfinanced Capital Expenditures Amount may not be applied to any quarter more than six (6) months following the end of the quarter as to which such Additional Unfinanced Capital Expenditures Amount was created.

4.                                       CONDITIONS PRECEDENT TO THIS FOURTH AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Fourth Amendment and each and every provision hereof:

(a)                                      The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                     Except for the Specified Defaults, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the Fourth Amendment Effective Date;

(c)                                      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates; and

(d)                                     No Material Adverse Change shall have occurred.

5.                                       COMPLIANCE WITH SECTION 7 OF THE THIRD AMENDMENT.  Borrowers and Agent acknowledge that, effective upon the occurrence of the Fourth Amendment Effective Date, the provisions of Section 7 of the Credit Agreement have been complied with.

6.                                       CONSTRUCTION.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

7.                                       ENTIRE AMENDMENT; EFFECT OF FOURTH AMENDMENT.  This Fourth Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Fourth Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Fourth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Fourth Amendment shall control.  This Fourth Amendment is a Loan Document.

8.                                       COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Fourth Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Fourth Amendment.  Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

9.                                       MISCELLANEOUS.

(a)                                  Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fourth Amendment.

(b)                                 Upon the effectiveness of this Fourth Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fourth Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Treasurer	Title:	Treasurer

CXS LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Treasurer	Title:	Treasurer

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Treasurer	Title:	Treasurer

GVEC RESOURCE IV INC., as Agent and a Lender

		By:	/s/ signature illegible
		Title:	Authorized Signatory

		By:	/s/ signature illegible
		Title:	Authorized Signatory